Exhibit 21.1

List of Subsidiaries of the Registrant

Name	Subsidiaries	Place of Incorporation

Weidai HK Limited	100%	Hong Kong

Weidai Co., Ltd.	100%	People’s Republic of China

Weidai (Hangzhou) Financial Information Service Ltd.	100%	People’s Republic of China

Qianwei (Hangzhou) Technology Co., Ltd.	100%	People’s Republic of China

Ruituo (Hangzhou) Internet Financial Information Services Co., Ltd.	100%	People’s Republic of China

Yiwu Weirui Internet Technology Co., Ltd. Hangzhou Yiqitou Investment advisory Co.,Ltd	100%	People’s Republic of China

Liangche (Hangzhou) Internet Technology Co., Ltd.	100%	People’s Republic of China

Hangzhou Jingwei Assets Management Co., Ltd.	100%	People’s Republic of China

Fuzhou Weidai Online Microcredit Co., Ltd.	100%	People’s Republic of China

Khorgos Micro-car Auction Information Technology Co., Ltd.	100%	People’s Republic of China

Khorgos Micron Internet Technology Co., Ltd.	100%	People’s Republic of China

Khorgos Weiyi Internet Technology Co.,	100%	People’s Republic of China

Rymo Technology Industry Limited	100%	People’s Republic of China

Hangzhou Jiujiu Financial Information Services Limited	70%	People’s Republic of China